EXHIBIT 10.41

                              CONSULTING AGREEMENT

     THIS AGREEMENT is made as of February 15, 2000 by and between SURGICAL SAFETY PRODUCTS a Nevada corporation (the "Company" or "SURG") and GLOBAL DEVELOPMENT ADVISORS, INC, a Florida Corporation (the "Consultant").

RECITALS:

I. The Company is a public company trading on the NASDAQ Electronic Bulletin Board (trading symbol "SURG"), which desires to promote its business plan to the investment community and to build the value of the Company for the benefit of its shareholders; and

B. The Consultant is an advisor who represents several established and emerging client companies, with particular expertise and knowledge in investor relations, promotions for publicly traded companies, and communications for such companies utilizing the print media and internet; and

C. The Company recognizes the substantial experience and knowledge of the Consultant in matters relating to the promotion of public companies and communications; and

D. The Company further recognizes that it is in the best interests of the Company to engage the consulting services of the Consultant; and

E. The Company desires to retain the valuable services and counsel of the Consultant, and the Consultant desires to render such services to the Company upon the terms set forth in this Agreement.


NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

     1. RECITALS. The Recitals to this Agreement are hereby incorporated into this Agreement as though full restated herein.

     2.  ENGAGEMENT.   The  Company  hereby  engages  the  Consultant,  and  the
Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement.

     3. TERM. The term of this Agreement shall begin on the date hereof and shall continue until July 31, 2000.

     4. CONSULTING SERVICES COMPENSATION.

          (A) The Company shall pay to Consult as compensation for its services under this Agreement Fifty thousand (50,000) common shares of Surgical Safety Products (the "SURG Shares"), which shares shall be newly issued by the Company pursuant to Rule S-8 of the Securities and Exchange Act of 1933, as amended (the "Act") plus option to purchase fifty thousand shares at $1.09 per share.

          (B) The company may in the future provide the Consultant with such additional compensation as the company and the Consultant shall mutually agree for any additional services by the Consultant not provide for in this Agreement.


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     5. DUTIES.  From time to time as reasonably  requested by the Company,  the
Consultant shall provide investor relations and public relations advice and services to the Company. Such services shall include, but not be limited to, strategic planning, helping write and distribute Company press releases,
planning  promotional  events  and  meetings  with  the  investment   community,
assisting the Company's management in designing the Company's Business Plan and "Growth-by-Acquisition" strategy, communicating and disseminating information concerning the Company's activities on an on-going basis as to substantial and material developments by the Company with regard to its acquisitions of new resort properties and other events. Additionally, Consultant shall prepare or assist in the preparation of a Company Corporate Profile, Fact Sheets,
Shareholder  Letters,  Web  page  design,  content  and  marketing,   and  media
relations.

     6. NATURE OF ENGAGEMENT. The Company is engaging the Consultant as an independent Contractor. Nothing in this Agreement shall be construed to create an employer-employee relationship between the parties.

     7. EXPENSES. Upon receipt of requests from the consultant for reimbursement, the company shall reimburse the Consultant for all reasonable and necessary expenses the Consultant incurs, prior to and after the date of this Agreement in performing her duties in connection with this Agreement. The Consultant shall be required to receive authorization from the Company prior to incurring any such expenses in excess of $1,000.00.

     8. NOTICES. Any notice, report or demand required, permitted or desired under this Agreement shall be sufficient if in writing and delivered by certified mail, return receipt requested, Federal Express (or similar courier), telegram or receipted hand delivery at the following addresses (or such other addresses designated by proper notice):

To the Company:      Surgical Safety Products, Inc.


To the Consultant:   Noreen Wilson, President
                     Global Development Advisors
                     4718 Lillian Avenue
                     Palm Beach Gardens, Florida 33418

Any notice otherwise delivered shall be deemed given when actually received by recipient.

     9. MISCELLANEOUS.

          (A) GOVERNING LAW. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Florida.

          (B) ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties concerning engagement and may not be changed or modified except by written agreement duly executed by the parties hereto.

          (C) CONFIDENTIALITY. Except as may otherwise be required by law, the specific provisions of this Agreement shall remain strictly confidential. Notwithstanding the foregoing, the parties agree that Consultant shall disclose that she is being compensated by the Company in all of her


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     promotional releases to the public, in accordance with the Act. Neither the company nor the Consultant shall, either directly or indirectly through their respective officers, directors, employees, shareholders, partner, joint ventures, agents, consultants, contractor, affiliates or any other
     person,  disclose,   communicate,   disseminate  or  otherwise  breach  the
     confidentiality of all or any provision of this Agreement, without the express written consent of both parties to this Agreement.

          (D) ASSIGNMENT. The obligations of the parties under this Agreement shall not be assigned without the written consent of the parties. Notwithstanding an provision of this Agreement to the contrary, however, the Consultant shall be entitled to provide that any funds payable or stock issuable to her pursuant to this Agreement shall be instead be paid or issued to her designee.

          (E) COUNTERPARTS AND FACSIMILE. This agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement. This Agreement may be executed via facsimile, which signatures shall be deemed legal and binding as an original signature hereto.

          (F) SEVERABILITY. If any term, condition or provision of this Agreement or the application thereof to any party or circumstances shall, at any time or to any exent, be invalid or unenforceble, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto have executed this Ageement as of this day and year first above written.



SURGICAL SAFETY PRODUCTS, INC.


BY: /s/ G.  Michael Swor
--------------------------
Dr.  Michael Swor


GLOBAL DEVELOPMENT ADVISORS, INC.

BY: /s/ William W.  Wilson
-----------------------------------
William W.  Wilson